UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

OBSEVA SA

(Exact name of registrant as specified in its Charter)

Switzerland	001-37993	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chemin des Aulx, 12 1228 Plan-les-Ouates Geneva, Switzerland	1228
(Address of principal executive offices)	(Zip Code)

+ 41 22 552 38 40

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value CHF 1/13 per share	OBSV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2023, ObsEva SA (the “Company”) entered into a share purchase agreement with Ernest Loumaye, Founder and Board Member of the Company, pursuant to which the Company sold 4,000,000 common shares, at a price of CHF 0.104, or approximately USD 0.11 per share, for an aggregate amount of CHF 416,000, or approximately USD 441,958. The shares were from the Company’s pool of treasury shares.

References to “CHF” are to the Swiss franc. This Current Report on Form 8-K contains translations of certain Swiss franc amounts into U.S. dollars at the rate specified below solely for your convenience. These translations should not be construed as representations that the Swiss franc amounts actually represent such U.S. dollar amounts or that they could be converted into U.S. dollars at the rate indicated. U.S. dollar equivalents for “CHF” amounts are calculated based on an exchange rate of 1.06 per U.S. dollar as of February 28, 2023.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required. The Company relied upon the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation S and Section 4(a)(2) of the Securities Act with respect to the sale of the common shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ObsEva SA

Dated: March 1, 2023	By:	/s/ Will Brown
Will Brown
Interim Chief Executive Officer and Chief Financial Officer